UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	January 12, 2009
(Date of earliest event reported)	January 6, 2009

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas (State or other jurisdiction of incorporation)	74-2611034 (IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas (Address of Principal Executive Offices)	78746 (Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Multimedia Games, Inc. (the "Company" or "MGAM") announced that director John Winkelman would not be standing for re-election at MGAM's 2009 Annual Meeting of Stockholders. Mr. Winkelman has not refused to stand for re-election, nor is he retiring or resigning at this time. Mr. Winkelman will serve the remainder of his current term as a director. In connection with retaining Mr. Winkelman to provide ongoing transitional and other services for a twelve-month period following the 2009 Annual Meeting of Stockholders, MGAM will agree to extend the exercisability of each of Mr. Winkelman's outstanding stock option agreements with the Company for a twelve-month period. Vesting under any of such agreements where vesting is contingent upon Mr. Winkelman's continued service, will terminate as of the date of the 2009 Annual Meeting of Stockholders.

The Company will file any written agreement related to the extension of Mr. Winkelman's stock option agreements or his ongoing service or service as a director within four (4) business days of such agreement(s) being concluded and signed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: January 12, 2009	By:	/s/ Uri Clinton
Uri Clinton
General Counsel